                                                                   Exhibit 10.32

                        STANDARD OFFICE LEASE AGREEMENT

     This Lease Agreement (this "Lease Agreement") is made this 14th day of November 1996 between Blue Lake Partners, Ltd., a Texas limited partnership (hereinafter called "Landlord"), and McAfee Associates, Inc., a Delaware Corporation (hereinafter called "Tenant"). This Lease consists of this paragraph, the Basic Lease Provisions, the Supplemental Lease Provisions and each exhibit, rider, schedule and addendum attached to the Basic Lease Provisions and Supplemental Lease Provisions.

                             BASIC LEASE PROVISIONS

1.    Building
      a.  Name: The Centre
          Address: 4099 McEwen Road
      b.  Agreed Rentable Area: 123,770 square feet.
2.    Premises:
      a.  Suites #: 500 & 700; Floors: Fifth & Seventh
      b.  Agreed Rentable Area: 31,729 square feet.
3.    Basic Rent (See Article 2, Supplemental Lease Provisions):

                                            Rate per Square      Basic           Basic
      Rental                                Foot of Agreed       Annual          Monthly
      Period                                Rentable Area        Rent            Rent
      ------                                ----------------     ------          -------
      February 1, 1997 - January 31, 2002       $15.50           $491,799.48     $40,983.29

4. Tenant's Pro Rate Share percentage: 25.64% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).
5. Tenant's Operating Expense Stop: Equal to actual Operating Expenses for the calendar year 1997 adjusted in accordance with subsection 2.202 of the Supplemental Lease Provisions (see Article 2, Supplemental Lease Provisions).
6. Tenant's Real Estate Taxes Stop: Equal to actual Real Estate Taxes for the calendar year 1997, adjusted in accordance with subsection 2.202 of the Supplemental Lease Provisions (see Article 2, Supplemental Lease Provisions).
7. Term: Five (5) years and zero (0) months (see Article 1, Supplemental Lease Provisions).
8. Commencement Date: February 1, 1997 (see Article 1, Supplemental Lease Provisions).
9. Expiration Date: January 31, 2002 (see Article 1, Supplemental Lease Provisions).
10.   Security Deposit: $40,983.29 (see Article 3, Supplemental Lease
      Provisions).
11. Tenant's Broker: The Stoneleigh Group (such broker is represented by Rod Martin).
12. Permitted Use: General Office Purposes Only (see Article 4, Supplemental Lease Provisions).
13. All payments shall be sent to Landlord in care of Granite Properties ("Property Manager") at Blue Lake Partners, Ltd., P.O. Box 911597, Dallas, TX 75391-1597 or such other place as Landlord may designate from time to time. All payments shall be in the form of check until otherwise designated by Landlord.
14. Parking: See Section 15.17 and Exhibit F if any, attached to the Supplemental Lease Provisions.
15. Addresses for notices due under this Lease (see Article 14, Supplemental Lease Provisions):

      Landlord:                                Tenant:

      Blue Lake Partners, Ltd., a              PRIOR TO COMMENCEMENT DATE:
      limited partnership
      c/o Granite Properties, Inc.             Bill Beecher
      The Centre                               McAfee, Inc.
      4099 McEwen, Suite 360                   5944 Luther Lane
      Farmers Branch, Texas 75244              Dallas, Texas 75225
      Attention: Property Manager              Fax: 361-1014
      Fax: (214) 991-5931
                                               ON OR AFTER COMMENCEMENT DATE:

                                               The Premises, Attn: Site Manager.
                                               Fax:
                                                   -----------------------------

Landlord and Tenant are initialing these Basic Lease Provisions in the appropriate space provided below as an acknowledgment that they are a part of this Lease.

                                                Initial:
                                                Landlord:
                                                         -----
                                                Tenant:
                                                        ------

                               TABLE OF CONTENTS
                                      FOR
                         SUPPLEMENTAL LEASE PROVISIONS

Description                                                                 Page

Article 1         Term and Possession......................................   1

Article 2         Rent.....................................................   2

Article 3         Security Deposit.........................................   3

Article 4         Occupancy and Use........................................   4

Article 5         Utilities and Services...................................   5

Article 6         Maintenance, Repairs, Alterations and Improvements.......   6

Article 7         Insurance, Fire and Casualty.............................   7

Article 8         Condemnation.............................................   9

Article 9         Liens....................................................  10

Article 10        Taxes on Tenant's Property...............................  10

Article 11        Subletting and Assigning.................................  10

Article 12        Transfers by Landlord, Subordination and
                  Tenant's Estoppel Certificate............................  11

Article 13        Default..................................................  11

Article 14        Notices..................................................  14

Article 15        Miscellaneous Provisions.................................  15

                          LIST OF EXHIBITS AND RIDERS
                                       TO
                         SUPPLEMENTAL LEASE PROVISIONS

Exhibit A         Floor Plan
Exhibit B         Land Legal Description
Exhibit B.1       Project Legal Description
Exhibit C         Rentable Area Calculations
Exhibit D         Work Letter
Exhibit E         Acceptance of Premises Memorandum
Exhibit F         Intentionally Deleted

Addendum ____ Check, if applicable

Rider 1           Building Rules and Regulations
Rider 2           Renewal Option
Rider 3           Tenant's Right of First Refusal
Rider 4           Cap on Certain Operating Expenses
Rider 5           Signage
Rider 6           General Janitorial Specifications
Rider 7           Right To Audit
Rider H-1         Hazardous Materials
Rider H-2         Tenant's Study, Testing and Inspection Rights

                              Initial:
                              Landlord _____
                              Tenant _______

                         SUPPLEMENTAL LEASE PROVISIONS

                                   ARTICLE 1
                              TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.101 LEASE OF PREMISES. In consideration of the mutual covenants herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all the terms and conditions of this Lease, the portion of the Building (as described in Item 1 of the Basic Lease Provisions) described as the Premises in Item 2 of the Basic Lease Provisions and that is more particularly described by the crosshatched area on Exhibit A attached hereto (hereinafter called the "Premises"). The agreed rentable area of the Premises is hereby stipulated to be the "Agreed Rentable Area" of the Premises set forth in Item 2b of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from construction of Tenant's Improvements (as defined in Exhibit D attached hereto). The agreed rentable area of the Building is hereby stipulated to be the "Agreed Rentable Area" of the Building set forth in Item 1b of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from actual construction or repair of the Building. The Building, the land (the "Land) on which the Building is situated (which Land is more particularly described on Exhibit B attached hereto) and all improvements and appurtenances to the Building and the Land are referred to collectively herein as the "Property". The Property is part of an overall Project known as The Centre, Farmers Branch, Texas, currently consisting of eleven (11) office buildings totalling 880,940 rentable square feet, together with parking facilities, all of which are reflected on the drawing attached hereto as Exhibit B-1 (such land and all improvements located thereon are herein referred to as the "Project").

1.102 INITIAL TERM AND COMMENCEMENT. The initial term of this Lease shall be the period of time specified in Item 7 of the Basic Lease Provisions. The initial term shall commence on the Commencement Date (herein so called) set forth in Item 8 of the Basic Lease Provisions (as such Commencement Date may be adjusted pursuant to Section 3 of Exhibit E attached hereto) and, unless sooner terminated pursuant to the terms of this Lease, the Initial term of this Lease shall expire, without notice to Tenant, on the Expiration Date (herein so called) set forth in Item 9 of the Basic Lease Provisions (as such Expiration Date may be adjusted pursuant to Section 3 of Exhibit E attached hereto).

SECTION 1.2 INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF LEASE SPACE
            IMPROVEMENTS AND POSSESSION.

1.201 DELIVERY AND COMPLETION. Tenant hereby acknowledges that Tenant has inspected the Premises and the Common Areas (as hereinafter defined) and, except for latent defects discovered and reported to Landlord by Tenant within 180 days from the Commencement Date, hereby (i) accepts the Common Areas in "as is" condition for all purposes and (ii) subject to Landlord's completion of its obligations under the Work Letter (herein so called) attached hereto as Exhibit D. Tenant hereby accepts the Premises (including the suitability of the Premises for the Permitted Use) for all purposes. Landlord will perform or cause to be performed the work and/or construction of Tenant's Improvements as defined in the Work Letter) in accordance with the terms of the Work Letter and will use reasonable efforts to Substantially Complete (as defined in the Work Letter) Tenant's Improvements by the Commencement Date. If Tenant's Improvements are not Substantially Complete by the Commencement Date set forth in Item 8 of the Basic Lease Provisions for any reason whatsoever, Tenant's sole remedy shall be an adjustment of the Commencement Date and the Expiration Date as provided in Section 3 of the Work Letter. The Premises shall be delivered to Tenant on the Commencement Date. NOTWITHSTANDING THE FOREGOING, SHOULD LANDLORD BE UNABLE TO DELIVER THE PREMISES TO TENANT, EXCEPT IN THE CASE OF TENANT DELAY, WITHIN SIXTY (60) DAYS OF THE STATED COMMENCEMENT IN ITEM 8 OF THE BASIC LEASE PROVISIONS, TENANT SHALL HAVE THE RIGHT AND OPTION TO CANCEL THIS LEASE.

        TENANT SHALL BE PROVIDED ACCESS TO THE SPACE FOR THE PURPOSES OF INSTALLING PHONE AND

        COMPUTER EQUIPMENT PRIOR TO THE ACTUAL COMMENCEMENT DATE ASSUMING THE TENANT IMPROVEMENTS ARE SUBSTANTIALLY COMPLETE.

1.202 ACCEPTANCE OF PREMISES MEMORANDUM. Upon Substantial Completion (as defined in the Work Letter) of Tenant's Improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) attached hereto as Exhibit E. If Tenant occupies the Premises without executing an Acceptance of Premises Memorandum EXCEPT BY REASON OF A BONA FIDE DISPUTE REGARDING THE PUNCH LIST, Tenant shall be deemed to have accepted the Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of
        (i) actual occupancy or (ii) the Commencement Date set forth in Item 8 of the Basic Lease Provisions (AS ADJUSTED PURSUANT TO SECTION 3 OF THE WORK LETTER).

SECTION 1.3 REDELIVERY OF THE PREMISES. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately deliver to Landlord the Premises free of offensive odors and in a safe, clean, neat, sanitary and operational condition REASONABLE WEAR AND TEAR, CASUALTY, AND OBSOLESCENCE EXCEPTED, together with all keys and parking access cards. Tenant shall, by the Expiration Date or, if this Lease is earlier terminated, within seven (7) days after the termination, remove from the Premises, at the sole expense of Tenant: (i) any equipment, machinery, trade fixtures and personalty installed or placed in the Premises by or on behalf of Tenant and
(ii) if requested by Landlord, NO LESS THAN THIRTY (30) DAYS PRIOR TO SUCH TERMINATION OR RE-ENTRY all or any part of the improvements (other than Tenant's Improvements and other improvements approved by Landlord without the requirement that same be removed upon expiration or earlier termination of the Lease) made to the Premises by or on behalf of Tenant. All removals described above shall be accomplished in a good and workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities. Tenant shall, at its expense, promptly repair ANY SUCH DAMAGE caused by any such removal, provided that in the case of improvements that Tenant is required to remove PURSUANT TO THE SECOND SENTENCE OF THIS SECTION, Tenant shall restore the Premises to the condition existing prior to the installation of such improvements. If Tenant fails to deliver the Premises in the condition aforesaid, AFTER LANDLORD HAS PROVIDED ALL NECESSARY APPROVALS, ACCESS AND REASONABLE COOPERATION FOR SUCH RESTORATION AND/OR REPAIR then Landlord may restore the Premises to such a condition at Tenant's expense. All property required to be removed pursuant to this Section not removed within time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (a) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or (b) at the sole cost and expense of Tenant, remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person.

SECTION 1.4 HOLDING OVER. In the event Tenant or any Party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal and Tenant or any such Party shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half (1-1/2) times the Basic Annual Rent (as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis. Tenant shall also pay any and all damages sustained by Landlord as a result of such holdover. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Article 2. IN THE EVENT OF A HOLDOVER, Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

                                   ARTICLE 2
                                      RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the applicable Basic Annual Rent shown in Item 3 of the Basic Lease Provisions. The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in Item 3 of the Basic Lease Provisions in advance, without demand, offset or deduction, EXCEPT AS PROVIDED IN THIS LEASE AGREEMENT, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter. If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Basic Monthly Rent for such partial month shall be prorated.

SECTION 2.2  ADDITIONAL RENT.

2.201 DEFINITIONS. For purposes of this Lease, the following definitions shall apply:

          (a) "Additional Rent", for a particular calendar year, shall equal the sum of (i) Tenant's Pro Rata Share Percentage (as set forth in
          Item 4 of the Basic Lease Provisions) multiplied by the amount by which Real Estate Taxes (as hereinafter defined) for such year exceeds Tenant's Real Estate Taxes Stop (as set forth in Item 6 of the Basic Lease Provisions) plus (ii) SUBJECT TO RIDER NO. 4, Tenant's Pro Rata Share Percentage multiplied by the amount by which Operating Expenses (as hereinafter defined) for such year exceed Tenant's Operating Expense Stop (as set forth in Item 5 of the Basic Lease provisions) plus (iii) SUBJECT TO RIDER NO. 4, Tenant's Pro Rata Share Percentage multiplied by Permitted Capital Pass Through Costs (as hereinafter defined) for such year.

          (b) "Operating Expenses" shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Building for a particular calendar year or portion thereof as determined by Landlord in accordance with generally accepted accounting principles CONSISTENTLY APPLIED, including, but not limited to, the following:
          (i) insurance premiums ("Insurance Premiums"); (ii) water, sewer, electrical and other utility charges ("Utility Expenses"); (iii) service and other charges incurred in the operation and maintenance of the elevators and the plumbing, fire sprinkler, security, heating, ventilation and air conditioning system; (iv) cleaning and other janitorial services, tools and supplies costs; (v) repair costs;
          (vi) costs of landscaping, including landscape maintenance and sprinkler maintenance costs and rental and supply costs in connection therewith; (vii) security services; (viii) license, permit and inspection fees; (ix) MARKET management fees; (x) wages and related benefits payable to employees directly relating thereto, including taxes and insurance relating thereto; (xi) accounting services; (xii) legal services, unless incurred in connection with tenant defaults or lease obligations; (xiii) trash removal; (xiv) garage and parking maintenance, repair, repaving and operation costs; (xv) the charges assessed against the Property pursuant to any contractual covenants or recorded declaration of covenants or the covenants, conditions and restrictions or any other similar instrument affecting the Property. Notwithstanding the foregoing, Operating Expenses shall not include Real Estate Taxes or Permitted Capital Pass Through Costs; and (xvi) a fair and equitable pro rata share of all costs and expenses
          Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the landscaping, water features, common areas, private streets, alleys, sidewalks and medians which are a part of the Project and which benefit all buildings included in the Project.

          (c) "REAL ESTATE TAXES" shall mean all real estate taxes and other taxes or AD VALOREM assessments which are levied with respect to the Property or any portion thereof for each calendar year and shall include any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate taxes, the costs and expenses of a consultant, if any, or of contesting the validity or amount of such real estate or other taxes and shall also include any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises, excepting only Landlord's net income, FRANCHISE, OR SIMILAR taxes.

          (d) "PERMITTED CAPITAL PASS THROUGH COSTS" shall mean the following costs and expenses incurred by Landlord from and after January 1, 1998: (i) the cost of any capital improvement made to the Property by Landlord that is required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the time the Building was constructed, amortized over ITS USEFUL LIFE IN ACCORDANCE WITH GAAP, together with an amount equal to interest at the rate of TEN PERCENT (10%) per annum (the "Amortization Rate") on the unamortized balance thereof,
          (ii) the cost of any labor-saving or energy-saving device or other equipment installed in the Building (provided Landlord reasonably anticipates that the installation thereof will reduce Operating Expenses), amortized over ITS USEFUL LIFE IN ACCORDANCE WITH GAAP, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof, and (iii) all other capital costs and expenses CONSISTING OF NEW OR UPGRADED ITEMS IN AMOUNTS NOT TO EXCEED $10,000.00 which would generally be regarded as ownership, operating, maintenance and management costs and expenses which would normally be amortized over a period not to exceed five (5) years.

2.202 Gross-Up. Operating Expenses shall be adjusted to include all additional costs and expenses of owning, operating, maintaining and managing the Building which Landlord reasonably determines that it would have incurred, paid or been obligated to pay during such year if the Building had been one hundred percent (100%) occupied. Real Estate Taxes shall be adjusted to include the ad valorem taxes that would have been assessed if the Building had been fully assessed for ad valorem tax purposes.

2.203 Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent, in each calendar year or partial calendar year during the term of this Lease, payable in monthly installments as hereinafter provided. On or prior to the Commencement Date and at least thirty (30) days prior to each calendar year thereafter (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant's estimated Additional Rent (as reasonably estimated by Landlord) for the applicable calendar year and the amount of the monthly installment due for each month during such year. Tenant shall pay to Landlord on the Commencement Date and on the first day of each month thereafter the amount of the applicable monthly installment, without demand, offset or deduction, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. Within ninety (90) days after the end of (i) each calendar year and (ii) the Expiration Date or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs, (x) that calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the "Final Calendar Year") and (y) Landlord shall have the right to estimate the actual Operating Expenses allocable to the Final Calendar Year but which are not determinable within such ninety day period. If Tenant's total monthly payments of Additional Rent for the applicable year are less than Tenant's actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant's total monthly payments of Additional Rent for the applicable year are more than Tenant's actual Additional Rent, then Landlord shall credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment, provided, however, with respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord. Unless Tenant takes written exception to any item within ninety (90) days after the furnishing of an annual statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant (See Rider No. 7 attached hereto).

2.204 Revisions in Estimated Additional Rent. If Real Estate Taxes, Insurance Premiums, Utility Expenses or Permitted Capital Pass Through Costs increase during a calendar year or if the number of square feet of rentable area in the Premises increases, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such increase in the estimated Additional Rent divided by the number of months remaining in such year.

SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as "Rent". Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff, except as provided in this Lease Agreement.

SECTION 2.4 LATE CHARGES. If any installment of Basic Annual Rent or Additional Rent or any other payment of Rent under this Lease shall not be paid within ten
(10) days of the date when due, a "Late Charge" of five cents ($.05) per dollar so overdue may be charged by Landlord to defray Landlord's administrative expense incident to the handling of such overdue payments. Each Late Charge shall be payable on demand.

                                   ARTICLE 3
                                SECURITY DEPOSIT

Tenant will pay Landlord on the date this Lease is executed by Tenant the Security Deposit set forth in Item 10 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other kinds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. If Tenant defaults with respect to any provision of this Lease, which is not cured within the applicable cure period, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or for the Payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of

Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit shall be returned to Tenant within sixty (60) days after the Expiration Date. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. Regardless of any assignment of this Lease by Tenant, Landlord may return the Security Deposit to the original Tenant, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or any part of the balance thereof.

                                   ARTICLE 4
                               OCCUPANCY AND USE

SECTION 4.1 USE OF PREMISES.

4.101 GENERAL. The Premiss shall, subject to the remaining Provisions of this Section, be used solely for the purpose specified in Item 12 of the Basic Lease Provisions. Without in any way limiting the foregoing, Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose which if forbidden by or in violation of any law, ordinance or governmental or municipal regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions from the Premises; or commit or suffer or permit any waste in or upon the Premises; or sell, purchase or give away, or permit the sale, purchase or gift of food in any form by or to any of Tenant's agents or employees or other parties in the Premises except through vending machines in employee lunch or rest areas within the Premises for use by Tenant's employees only; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or Building contents and, if there is any increase in such rate by reason of acts of Tenant, the Tenant agrees to pay such increase upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply herewith. Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from Tenant's failure to comply with this Section without limitation upon Landlord's obligations under Section
        5.105. Tenant shall keep the Premises neat and clean at all times. Tenant shall promptly correct any violation of a governmental law, rule or regulation relating to the Premises. Tenant shall comply with any direction or any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises or with respect to the occupancy or use thereof.

4.102   HAZARDOUS AND TOXIC MATERIALS.

        (a) Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of at, the Premises, the Building or on the Land any hazardous or toxic materials, except for use and storage of cleaning and office supplies used in the ordinary course of Tenant's business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet if provided to Landlord for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials. Landlord shall not knowingly dispose of at the Premises, Building or the Land any hazardous or toxic materials and shall otherwise deal with all hazardous or toxic materials at the Premises, Building or Land in a manner that will not materially and adversely affect Landlord's access, use or occupancy of the Premises. If Landlord or Tenant ever has knowledge of the presence in the Premises or the Building or Land of hazardous or toxic materials which affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge. For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials ("ACM") and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements.

        (b) Prior to commence of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as permitted under Rider H-2 attached hereto. If Tenant requests that Landlord commence construction of Tenant's Improvements prior to exercising such right, Tenant shall be deemed to have waived the termination right set forth in Rider H-2.

          (c) If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (a) of this subsection 4.102 or otherwise contaminate the Premises or the Property, then Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards and shall repair any damage to the Premises or Building within such period of time as may be reasonable under the circumstances after written notice by Landlord. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant's obligations under this subsection 4.102(c) shall survive the termination of this Lease. Tenant represents to Landlord that, except as has been disclosed to Landlord, Tenant has never been cited for or convicted of any hazardous or toxic materials violations under applicable laws, rules or regulations.

SECTION 4.2 RULES AND REGULATIONS. Tenant will comply with such rules and regulations (the "Rules and Regulations") generally applying to tenants in the Building as may be adopted from time to time by Landlord for the management, safety, care and cleanliness of; and the preservation of good order and protection of property in, the Premises and the Building and at the Property. All such Rules and Regulations are hereby made a part hereof. The Rules and Regulations in effect on the date hereof are on file with the Property Manager. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease. Notwithstanding the foregoing, no amendment to the Rules and Regulations which materially decreases the benefits of the Lease Agreement to Tenant or increases its obligations hereunder shall be enforceable against Tenant.

SECTION 4.3 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord or its authorized agents shall have the right to enter the Premises at reasonable times and, upon reasonable notice, to inspect the Premises, to show the Premises to prospective lenders, purchasers or during the last nine (9) months of the term, tenants and to fulfill Landlord's obligations or exercise its rights under this Lease. Landlord shall exercise good faith reasonable efforts not to interfere with the operation of Tenant's business on the Premises. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby, unless caused by Landlord's gross negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor unless caused by Landlord's gross negligence or willful misconduct.

SECTION 4.4 QUIET POSSESSION. Provided Tenant timely pays Rent and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease and all laws and restrictive covenants to which the Property is subject.

                                   ARTICLE 5
                             UTILITIES AND SERVICES

SECTION 5.1 SERVICES TO BE PROVIDED.

Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described in subsections 5.101 through 5.106 below, subject to all other provisions of this Lease.

5.101 Elevator Service. Except for holidays generally recognized by businesses, Landlord shall provide automatic elevator facilities on generally accepted business days from 7:00 a.m. to 7:00 p.m. and on Saturdays from 7:00 a.m. to 1:00 p.m. and have at least one (1) elevator available for use at all other times.

5.102 Heat and Air Conditioning. On generally accepted business days from 7:00 a.m. to 7:00 p.m. and on Saturdays (other than holidays generally recognized by businesses) from 7:00 a.m. to 1:00 p.m., Landlord shall ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in buildings of comparable size, quality and in the general vicinity of the Building, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises, subject to any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Upon request, Landlord shall make available, at Tenant's expense, after hours heat or air conditioning. After hours heat or air conditioning is currently billed at $25.00 per hour. The minimum charge and the hourly rate for the use of after hours heat or air conditioning shall be determined from time to time by Landlord and confirmed in writing to Tenant.

5.103 ELECTRICITY. Landlord shall furnish to the Premises electric current not in excess of that required by the office lighting and receptacles included in Tenant's Improvements, provided, however, Tenant shall be solely responsible for the costs of electrical consumption (without duplication) (i) by equipment which requires a voltage other than 120 volts single phase, (ii) in excess of that currently supplied to the Premises or (iii) by any single piece of equipment in excess of 0.5 kilowatts at rated capacity (such consumption is herein referred to as "Excess Consumption" and the costs of Excess Consumption are herein referred to as "Excess Consumption Costs"). Without in any way limiting Tenant's responsibility for Excess Consumption Costs, Tenant shall not (i) without the express prior written consent of Landlord, install or use or permit the installation or use of any computer or electronic data processing equipment or any other electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase or otherwise has high electrical consumption or (ii) use electric current in excess of the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises. Landlord may determine Excess Consumption by a survey performed by a reputable consultant or by an additional separate meter in the Premises. Tenant shall be responsible for (i) the cost of any such survey performed by Landlord and (ii), if Landlord installs a meter to measure Excess Consumption, all costs associated with such separate metering including, but not limited to the cost of installing, maintaining, repairing and reading the separate metering devices and subpanels. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant will operate within the Premises computer terminals for software development and testing, telephone system, office copiers, facsimile machines, printers, standard kitchen appliances and portable cooling units.

5.104 WATER. Landlord shall furnish water for drinking, cleaning and lavatory purposes only.

5.105 JANITORIAL SERVICES. Landlord shall provide janitorial services to the Premises, as provided in Rider No. 6.

5.106 COMMON AREAS. Landlord shall perform routine maintenance in the Common Areas and all other common areas of the Project (hereinafter defined).

SECTION 5.2 ADDITIONAL SERVICES. Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electrical current and water, provided by Landlord by reason of any use of the services at any time other than the hours set forth in subsection 5.102 above or beyond the levels or quantities that Landlord agrees herein to furnish or because of special electrical, cooling or ventilating needs created by Tenant's hybrid telephone equipment, computers or other equipment.

SECTION 5.3 TENANTS OBLIGATION. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord reasonably prescribes for the use of the above utilities and services. Any failure to pay any excess costs as described in Section 5.2 above ten (10) days following demand by Landlord shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights herein granted for such breach.

SECTION 5.4 SERVICE INTERRUPTION.

5.401 SERVICE INTERRUPTION. Landlord shall not be liable for and, except as provided in subsection 5.402 below, Tenant shall not be entitled to any abatement or reduction of Rent by reason of: Landlord's failure to maintain temperature or electrical constancy levels or to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control (collectively, "Uncontrollable Events"), nor shall any such Uncontrollable Event or results or effects thereof be construed as an eviction (constructive or actual) of Tenant or as a breach of the implied warranty of suitability, or relieve Tenant from the obligation to perform any covenant or agreement herein and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or be in default hereunder, as a result of any such Uncontrollable Event or results or effects thereof.

5.402 LIMITED RIGHT TO ABATEMENT OF RENT. If any portion of the Premises becomes unfit for occupancy because Landlord fails to deliver any service as required under Section 5.1 above for any period (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below) exceeding five (5) consecutive days after written notice by Tenant to Landlord and provided such failure is not caused by Tenant, Tenant's Contractors or any of their respective agents or employees, Tenant shall be entitled to a fair partial abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the failure of such service until such portion is again fit for occupancy until such service is restored.

SECTION 5.5 MODIFICATIONS. Notwithstanding anything hereinabove to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above standards for utilities and services, but in no event shall services be below the standard for comparable buildings in the North Dallas/LBJ submarket.

                                   ARTICLE 6
               MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall (subject to Section 7.1, Section 7.4, Article 8 below and Landlord's rights under Section 2.2 above and except for ordinary wear and tear) maintain exterior walls, roof and load bearing elements of the Building. Except for load bearing elements of the Building located within the Premises, Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2 TENANTS OBLIGATION TO MAINTAIN AND REPAIR.

6.201 TENANT'S OBLIGATIONS. Subject to Sections 6.1, 7.1 and 7.4 and Articles 5 and 8 of this Lease, Tenant shall, at Tenant's sole cost and expense, (i) maintain and keep the interior of the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows [except replacement of exterior plate glass unless the replacement is by reason of damage caused by Tenant], appliances and equipment which are a part of the Premises) in good repair and condition, (ii) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this Section
       6.2 and (iii) indemnify and hold Landlord harmless from any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or incurred by and/or asserted in connection with such maintenance, repairs, replacements, damage or injury or Tenant's breach of its obligations under this subsection 6.201. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that repairs or replacements are performed or required to be performed by Tenant under this Section 6.2.

6.202 RIGHTS OF LANDLORD. Landlord shall have the same rights with respect to repairs performed by Tenant as Landlord has with respect to improvements and alterations performed by Tenant under subsection 6.303 below. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its repair and replacement obligations under subsection 6.201 above, AFTER FIVE (5) DAYS WRITTEN NOTICE, Landlord shall have the right to perform such maintenance, repairs and replacements at Tenant's expense. Tenant shall pay to Landlord on demand any such cost or expense incurred by Landlord, together with interest thereon at the rate specified in
       Section 15.10 below from the date of demand until paid.

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.301 LANDLORD'S CONSTRUCTION OBLIGATION. Landlord's sole construction obligation under this Lease is as set forth in the Work Letter attached hereto as Exhibit D.

6.302 ALTERATION OF BUILDING. Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Property (including structural elements and load bearing elements within the Premises) and to enclose and/or change the arrangement and/or location of driveways or parking areas (SUBJECT TO SECTION 15.17) or landscaping or other Common Areas of the Property, all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the "Reserved Right"). Without in any way limiting the generality of the foregoing, Landlord's Reserved Right shall include, but not be limited to, the right to (i) construct scaffolding and other structures and perform all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions, (ii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas or Service Areas, (iii) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building, (iv) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, the Common Areas, the Service Corridors or the Service Areas
          (hereinafter defined) of the Building and (v) repair, change, modify, alter, improve, renovate or make additions to the Building central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. When exercising the Reserved Right, Landlord will interfere with Tenant's use and occupancy of the Premises as little as is reasonably practicable.

6.303 ALTERATIONS, ADDITIONS, IMPROVEMENTS AND INSTALLATIONS BY TENANT. Tenant shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements (other than Tenant's Improvements under the Work Letter) to, or install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes, modifications, alterations, additions, improvements (other than Tenant's Improvements under the Work Letter) and installations approved by Landlord are herein collectively referred to as "Installations") if any such Installations would (i) affect structural or load bearing portions of the Premises, (ii) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (iii) result in A MATERIAL increase in Tenant's usage of heating or air conditioning, (iv) MATERIALLY IMPACT mechanical, electrical or plumbing systems in the Premises or the Building, (v) materially affect areas of the Premises which can be viewed from Common Areas,
          (vi) require materially greater or more difficult cleaning work (e.g., kitchens, reproduction rooms and interior glass partitions) or
          (vii) violate any provision in Article 4 above or Rider H-1 or Rider H-2 attached hereto. As to Installations not covered by the preceding sentence, Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All Installations shall be at Tenant's sole cost and expense. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord approves the contractor or person making such Installations and approves such contractor's insurance coverage to be provided in connection with the work, (b) Landlord approves final and complete plans and specifications for the work and (c) the appropriate governmental agency, if any, has approved the plans and specifications for such work. All work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord "as built" plans. If Landlord performs such Installations AT TENANT'S REQUEST, Tenant shall pay Landlord, as additional Rent, the cost thereof plus fifteen percent (15%) as reimbursement for Landlord's overhead. Each payment shall be made to Landlord within ten (10) days after receipt of an invoice from Landlord. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless Landlord requests that same be removed pursuant to Section 1.3 above. Tenant shall indemnify and hold harmless from any and all costs, expenses (including reasonable attorneys' fees), demands, claims, causes of action and liens arising from or in connection with any Installations performed by or on behalf of Tenant. All Installations performed by or on behalf of Tenant will be performed diligently and in a first-class workmanship manner and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant's and Landlord's insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may reasonably require changes in the method or quality of the work.

6.304 APPROVALS. Any approval by Landlord (or Landlord's architect and/or engineers) of any of Tenant's contractors or Tenant's drawings, plans or specifications which are prepared in connection with any construction of improvements (including without limitation, Tenant's Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

                                   ARTICLE 7
                          INSURANCE, FIRE AND CASUALTY

SECTION 6.1  TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES.
In the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after the date of such damage, Landlord may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within such one hundred eighty (180) day period. In the event that the Premises should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after the date of such damage, Tenant may, at its option terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease, effective the date of such damage. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within fifteen (15) days after being advised by Landlord that the repairs cannot be completed within such one hundred eighty (180) day period. In the event the Building or the Premises should be damaged by fire or other casualty and, in Landlord's reasonable opinion, the rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Section, in either such event Landlord shall, within (60) days after the date of such damage, commence to rebuild or repair the Building and the Premises (including Tenant's Improvements, but only to the extent of insurance proceeds actually received by Landlord for the repair of Tenant's Improvements), and shall pursue with reasonable diligence the repair and restoration of the Building and the Premises to substantially the same condition which existed immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personalty or any other improvements (except Tenant's Improvements, but only to the extent of insurance proceeds actually received by Landlord for the repair of Tenant's Improvements) which may have been placed by Tenant or other tenants within the Building or at the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, that if such casualty was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any. Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2 TENANT'S INSURANCE.

7.201 TYPES OF COVERAGE. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a), (b), (c) and (d) of this subsection.

        (a) PUBLIC LIABILITY INSURANCE. General Comprehensive Public Liability Insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and, as additional named insureds, Landlord and its subsidiaries, directors, agents and employees and the Property Manager, and to afford protection to the limit of not less than $1,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of any one (1) occurrence, with a deductible acceptable to Landlord. If the Agreed Rentable Area of the Premises is more than 30,000 square feet, then, in addition to and not in lieu of the above stated coverage, Tenant shall carry umbrella or so called excess coverage in an amount not less than $1,000,000.00 over Tenant's base coverage amount. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease.

        (b) PROPERTY INSURANCE. Property insurance on an all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all fixtures, equipment and personalty located in the Premises, in an amount not less than one hundred percent (100%) of full replacement cost thereof. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

        (c) WORKERS COMPENSATION INSURANCE. Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of Texas.

        (d) EMPLOYERS LIABILITY INSURANCE. Employer's liability insurance in an amount not less than $1,000,000.00.

7.202 OTHER REQUIREMENTS OF INSURANCE. All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord's designees will be paid first by the insurance company for Landlord's loss and (d) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord.

7.203 PROOF OF INSURANCE. Tenant shall deliver to Landlord duplicate originals of all policies of insurance required by this Section 7.2 or duly executed originals of the certificates of such insurance evidencing in-force coverage, within ten (10) days prior to the commencement of construction of Tenant's Improvements. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

SECTION 7.3 LANDLORD'S INSURANCE.

7.301 TYPES OF COVERAGE. Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a) and (b) of this subsection.

        (a) PUBLIC LIABILITY INSURANCE. General Comprehensive Public Liability Insurance covering the Building and all Common Areas, but excluding the Premises, insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or Common Areas to afford protection to the limit of not less than $2,000,000.00 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

        (b) FIRE AND EXTENDED COVERAGE INSURANCE. Landlord shall at all times during the term hereof maintain in effect a policy or policies of fire and extended coverage insurance covering the Building (excluding property required to be insured by Tenant) in such amounts as Landlord may from time to time determine, providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

7.302 SELF INSURANCE. Any insurance provided for in subsection 7.301 above may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waives any rights it may have against the other (including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Landlord or Tenant, as the case may be (whether or not such loss or damage is caused by the fault, negligence or other tortious conduct, acts or omissions of Landlord or Tenant or their respective officers, directors, employees, agents or invitees), to their respective property, the Premises, its contents or to any other portion of the Building or the Property arising from any risk covered by the current Texas State Board of Insurance promulgated form of property insurance and fire and extended coverage insurance required to be carried by Tenant and Landlord, respectively, under subsections 7.201(b) and 7.301(b) above. If a party waiving rights under this Section is carrying a fire and extended coverage insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waiver shall be effective whether or not the parties maintain the required insurance.

SECTION 7.5 INDEMNITY.

7.501 TENANT'S INDEMNITY. Tenant will indemnify and hold Landlord, Property Manager and their respective officers, directors, employees and agents harmless from all claims, demands, actions, damages, loss, liabilities, judgments, costs and expenses, including without limitation, attorney's fees and court costs (each a "Claim" and collectively the "Claims") which (i) are suffered by, recovered from or asserted against Landlord,
        (ii) are not paid by insurance carried by Tenant or Landlord (without in any way affecting the requirements of or Landlord's rights under subsection 7.202[d] above) and (iii) arise from or in connection with (a) the use or occupancy of the Premises by Tenant and/or any accident, injury or damage occurring in or at the Premises or (b) any breach by Tenant of any representation or covenant in this Lease; provided, however, such indemnification of Landlord by Tenant shall not include any Claim waived by Landlord under Section 7.4 above, any Claim to the extent caused by the negligence, gross negligence or willful misconduct of Landlord or any Claim relating to hazardous or toxic materials except to the extent such Claim arises out of a breach by Tenant of any of the provisions of subsection 4.102 above, or Rider H-1 or Rider H-2 attached hereto.

7.502 LANDLORD INDEMNITY. Landlord will indemnify and hold Tenant and its officers, directors, employees and agents harmless from all Claims which are suffered by, recovered from or asserted against Tenant and which are not paid by proceeds of insurance carried by Landlord or Tenant and which arise from or in connection with (a) the use of the Common Areas and/or any accident, injury or damage occurring in or on the Common Areas or (b) any breach by Landlord of any representations or covenant in this Lease; provided, however, such indemnification of Tenant by Landlord shall not include any Claim waived by Tenant under Section 7.4 above, any Claim to the extent caused by the negligence, gross negligence or willful misconduct of Tenant or any Claim relating to hazardous or toxic materials except to the extent such Claim arises out of a breach by Landlord of any of the provisions of subsection 4.102 above or Rider H-1 or Rider H-2 attached hereto.


                                   ARTICLE 8
                                  CONDEMNATION

SECTION 8.1 CONDEMNATION RESULTING IN CONTINUED USE NOT FEASIBLE. If the Property or any portion thereof that, in Landlord's reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned in whole or in part for public purpose, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate.

SECTION 8.2 TOTAL CONDEMNATION OF PREMISES. In the event that all or substantially all of the Premises is taken or condemned or sold in lieu thereof or Tenant will be unable to use a substantial portion of the Premises for a period of one hundred eighty (180) consecutive days by reason of a temporary taking, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

SECTION 8.3 CONDEMNATION WITHOUT TERMINATION. If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which gives either Landlord or Tenant the right to terminate this Lease pursuant to
Section 8.1 or 8.2 above and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises. Landlord, at Landlord's sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building or the Premises so taken.

SECTION 8.4 CONDEMNATION PROCEEDS. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof of the Premises. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award with respect to the Premises but not Tenant's tangible property. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord's award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property and Tenant Improvements in excess of the Finish Allowance.


                                   ARTICLE 9
                                     LIENS

Tenant shall keep the Premises free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant and Tenant shall indemnify and hold Landlord harmless from any and all claims, causes of action, damages, expenses (including reasonable attorney's fees), arising from or in connection with any such liens. In the event that Tenant shall not, within twenty (20) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 15.10 below. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Property or the Premises.

                                   ARTICLE 10
                           TAXES ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of; any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improvements (other than Tenant's Improvements) constructed in the Premises by or on behalf of Tenant. In the event Landlord pays any such addition taxes or increases, Tenant will, within ten (10) days after demand, reimburse Landlord for the amount thereof.

                                   ARTICLE 11
                            SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT. Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any firm, person, partnership or corporation or any combination thereof, other than Tenant, without the prior written consent of Landlord, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD. In no event shall any assignment or sublease ever release Tenant from any obligation or liability hereunder. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's right as to any subsequent assignments and/or sublettings. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be the responsibility of Tenant and will be paid by Tenant within five (5) days of receipt of an invoice from Landlord.

SECTION 11.2 LANDLORD'S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. If this Lease or any part hereof is assigned or the Premises or any Premises thereof are sublet, Landlord may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord and Tenant agrees that any such payments made by an assignee or sublessee to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or sublessee. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant (which, for the purposes of this Section 11.2, shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease.

                                   ARTICLE 12
                    TRANSFERS BY LANDLORD, SUBORDINATION AND
                         TENANT'S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY. In the event of a sale of conveyance by Landlord of the Property, the same shall operate to release Landlord from any and all liability under this Lease arising after the date of such sale, PROVIDED THE PURCHASE IS A FULLY CAPITALIZED, ONGOING BONA FIDE BUSINESS ENTITY, WHICH IN WRITING ASSUMES ALL OBLIGATIONS OF LANDLORD HEREUNDER INCLUDING WITHOUT LIMITATION ALL OBLIGATIONS REGARDING THE SECURITY DEPOSIT.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate to (i) any lease wherein Landlord is the tenant and to the liens of any and all mortgages and deeds of trust, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created with regard to all or any part of the Property, (ii) any and all advances (including interest thereon) to be made under any such lease, mortgage or deed of trust and (iii) all modifications, consolidations, renewals, replacements and extensions of any such lease, mortgage or deed of trust; provided that the foregoing subordination in respect of any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant's agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust UPON THE TERMS AND CONDITIONS HEREIN CONTAINED. Tenant also agrees that any lessor, mortgagee or trustee may elect (which election shall be revocable) to have this Lease superior to any lease or lien of its mortgage or deed of trust and, in the event of such election and upon notification by such lessor, mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust. Subject to the foregoing, Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the lessee, attorn to and recognize such purchaser, assignee or mortgagee as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize purchaser at such sale, assignee or mortgagee, as the case may be, as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative (subject to the proviso herein contained) and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2. LANDLORD ACKNOWLEDGES TO TENANT, THAT AS OF THE DATE OF THIS LEASE AND AS OF THE COMMENCEMENT DATE, THE PROPERTY, OR ANY PART THEREOF, SHALL BE SUBJECT TO NO GROUND LEASE, MORTGAGE, OR DEED OF TRUST.

SECTION 12.3 TENANTS ESTOPPEL CERTIFICATE. Tenant shall, upon the request of Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through _________________; this Lease has not been modified or amended; and Landlord is not in default and Landlord has fully performed all of Landlord's obligations hereunder. If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue. Tenant shall, if requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonably satisfactory to Landlord evidencing the agreement of Tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.

                                   ARTICLE 13
                                    DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.101 through 13.108 shall constitute a default by Tenant under this Lease.

13.101 FAILURE TO PAY RENT. With respect to the first two payments of Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make either such payment to Landlord within three
          (3) business days after Tenant receives written notice specifying that the Payment was not made when due. With respect to any other payment of Rent, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

13.102 FAILURE TO PERFORM. Except for a failure covered by subsection 13.101 above or 13.103 below, any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice to Tenant, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully and completely cures the failure within sixty (60) days after such written notice to Tenant.

13.103 CONTINUAL FAILURE TO PERFORM. The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.

13.104 BANKRUPTCY, INSOLVENCY, ETC. Tenant (i) cannot meet its obligations as they become due, (ii) becomes or is declared insolvent according to any law, (iii) makes a transfer in fraud of creditors according to any applicable law, (iv) assigns or conveys all or a substantial portion of its property for the benefit or creditors or (v) Tenant files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable bankruptcy law"); a receiver or trustee is appointed for Tenant or its property; the interest of Tenant under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant under applicable bankruptcy law; or any action is taken to reorganize or modify Tenant's capital structure if either Tenant be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

13.105    ABANDONMENT.  The abandonment of the Premises by Tenant.

13.106 VACATION. The vacating of the Premises by Tenant, which shall be conclusively presumed if Tenant is absent from the Premises for ten
          (10) consecutive days (OTHER THAN DURING A PERIOD THE PREMISES ARE UNFIT FOR OCCUPANCY) or more if Tenant shall fail to move into or take possession of the Premises within ten (10) days after the date on which Rent is to commence under the terms of this Lease.

13.107 LOSS OF RIGHT TO DO BUSINESS. If Tenant is a corporation or limited partnership, Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable annual franchise taxes as and when same become finally due and payable.

13.108 DISSOLUTION OR LIQUIDATION. If Tenant is a corporation or partnership, Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable.

With respect to the defaults described in subsections 13.103 through 13.108, Landlord shall not be obligated to give Tenant notices of default and Tenant shall have no right to cure such defaults.

SECTION 13.2 REMEDIES OF LANDLORD. Upon the occurrence of any default by Tenant specified in Section 13.1 above, Landlord, at its option, may in addition to all other rights and remedies provided herein or at law or in equity, exercise one or more of the remedies set forth in subsections 13.201,
13.202 or 13.203 below.

13.201 TERMINATION OF THE LEASE. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

          (a) accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.10 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant's Improvements, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant);

          (b) the Present value of the Rent (discounted at a rate of interest equal to eight Percent [8%] per annum [the "Discount Rate]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord's reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that would be received from a comparable lease and comparable tenant for a comparable term and taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, it being agreed that Landlord shall have no obligation to relet or attempt to relet the Premises);

          (c) plus any other costs or amounts necessary to compensate Landlord for its damages.

13.202 REPOSSESSION AND RE-ENTRY. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord shall have no obligation whatsoever to relet or attempt to relet the Premises. Landlord may, however, at its sole option relet the Premises or any part thereof for such terms and such rents as Landlord may in its sole discretion elect. If Landlord elects to relet the Premises, rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203 CURE OF DEFAULT. Landlord may, without judicial process, enter upon the Premises, without having any liability therefor and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.


13.204 CONTINUING OBLIGATIONS. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any party thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

13.205 CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.


SECTION 13.3 DEFAULTS BY LANDLORD. EXCEPT AS SET FORTH IN SECTION 5.4, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. EXCEPT AS SET FORTH IN SECTION 5.4, in no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice or not sent in compliance with Article 14 below shall be of no force or effect.

SECTION 13.4 LANDLORD'S LIABILITY.

13.401 TENANT'S RIGHT IN RESPECT OF LANDLORD DEFAULT. Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Sections 5.4, 7.1, 8.2 and 12.2 above and Rider H-2 attached hereto. IN THE EVENT THAT LANDLORD COMMITS A DEFAULT HEREUNDER, TENANT MAY PURSUE ANY REMEDIES AVAILABLE TO TENANT AT LAW OR IN EQUITY; PROVIDED, HOWEVER, LANDLORD'S LIABILITY HEREUNDER SHALL BE LIMITED AS PROVIDED IN SECTION 13.402 HEREOF. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for and deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant's sole remedy will be an action for specific performance or injunction. The foregoing sentence shall in no event be construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Property as hereinbefore expressly provided.

        NOTWITHSTANDING THE FOREGOING, HOWEVER, TENANT SHALL ALSO HAVE THE RIGHT TO SATISFY A JUDGMENT AGAINST LANDLORD OUT OF (a) THE PROCEEDS COLLECTED BY LANDLORD OR WHICH LANDLORD HAS THE RIGHT TO COLLECT FROM ANY INSURER WITH RESPECT TO DAMAGE OR DESTRUCTION OF ALL OR ANY PART OF THE PROJECT;
        (b) THE PROCEEDS OF ANY SALE OF ALL OR ANY PART OF LANDLORD'S RIGHT, TITLE AND INTEREST IN ALL OR ANY PART OF THE PROJECT; (c) THE PROCEEDS OF ANY LOAN SECURED IN WHOLE OR IN PART BY THE PROJECT OR ALL OR ANY PART OF LANDLORD'S RIGHT, TITLE OR INTEREST IN THE PROJECT; AND (d) ANY AND ALL RENTS COLLECTED BY LANDLORD OR WHICH LANDLORD HAS THE RIGHT TO COLLECT WITH RESPECT TO ALL OR ANY PART OF THE PROJECT.

13.402 CERTAIN LIMITATIONS ON LANDLORD'S LIABILITY. Unless covered by subsection 7.502 above or caused by Landlord's gross negligence or willful misconduct, Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses, damage or liability of any kind (ii) caused by or arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment or
        (iv) caused by tenants or any persons either in the Premises or elsewhere in the Building (other than Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises or the Building by reason of theft or burglary.

SECTION 13.5 WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. It is the intent of Landlord and Tenant to waive all of the provisions (other than Section 17.555) of the Texas Deceptive Trade Practices -- Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the "DTPA") as such provisions are or may be applicable to this Lease and the transaction evidenced hereby. Accordingly, Landlord and Tenant hereby represent and agree as follows:

        (a) Tenant represents to Landlord that Tenant is not in a significantly disparate bargaining position with respect to this Lease and the transaction evidenced hereby.

        (b) Tenant represents to Landlord that Tenant is represented by legal counsel in connection with this Lease.

        (c) Tenant represents to Landlord that this Lease does not involve a purchase or lease of a family residence occupied or to be occupied as Tenant's residence and that, with respect to this Lease, Tenant is a business consumer as that term is used in the DTPA (i.e. Tenant is an individual, partnership or corporation who seeks or acquired by purchase or lease, any goods or services for commercial or business use).

        (d) Landlord and Tenant agree that the total consideration paid or to be paid by Tenant over the term of this Lease exceeds $500,000.00, failing which this part (d) shall be deemed deleted.

        (e) Tenant represents to Landlord that Tenant has assets of $5 million or more according to the most recent financial statement of Tenant prepared in accordance with generally accepted accounting principles, failing which Landlord and Tenant shall have their respective legal counsel sign this Lease in the space provided on the signature page hereof. Tenant further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of this transaction.

        (f) Landlord and Tenant hereby agree, for themselves, their agents, property managers, brokers and contractors and their respective heirs, personal representatives, successors and assigns, that all of the provisions of the DTPA (except for Section 17.555 thereof) which are or may be applicable to this Lease and the transaction evidenced hereby are hereby WAIVED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of the other party or their agents, property managers or brokers or their respective heirs, personal representatives or assigns in connection with this Lease and/or the transaction evidenced hereby, regardless of whether such acts or practices occurred before or after the execution of this Lease. The provisions of this Section shall survive the execution and any termination of this Lease. IF PART
               (d) ABOVE IS DEEMED DELETED, THIS SECTION 13.5 SHALL NOT BE APPLICABLE AND SHALL BE WITHOUT FORCE OR EFFECT.

SECTION 13.6 LANDLORD'S LIEN. ANY LANDLORD'S LIEN, WHETHER STATUTORY, COMMON LAW, CONTRACTUAL OR OTHERWISE, IS HEREBY WAIVED.

                                   ARTICLE 14
                                    NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) United States mail, Postage Prepaid, registered or certified mail, return receipt requested or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided in Item 15 of the Basic Lease Provisions and Section 13.3 above or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by telex or fax, provided each such transmission is confirmed (and such confirmation is supported by documented evidence) as received and further provided a telex or fax number, as the case may be, is set forth in Item 15 of the Basic Lease Provisions. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex or fax, upon receipt. COPIES OF ANY NOTICES TO TENANT SHALL BE SENT TO PRABHAT GOYAL, McAFEE ASSOCIATES, INC., 2710 WALSH AVENUE, SANTA CLARA, CALIFORNIA 95051 AND KENT H. ROBERTS, MOSELEY & STANDERFER, P.C., 500 HAMPTON COURT, 4311 OAK LAWN AVENUE, LB14, DALLAS, TEXAS 75219.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory in the main lobby and adjacent to the access door or doors to the Premises. REFERENCE IS MADE TO RIDER NO. 5.

SECTION 15.3 NO WAIVER. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision. No waiver by Tenant of any breach by Landlord shall be deemed a waiver of any subsequent breach by Landlord of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed to render unnecessary the obtaining of Tenant's consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.5 COMMON AREAS. "Common Areas" will mean all areas, space, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, public corridors, Public rest rooms, Building stairs,, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. Common Areas shall not include the Garage. "Service Corridors" shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. "Service Areas" will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit A as being part of the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 11 of the Basic Lease Provisions and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents not so named. Landlord has agreed to pay the fees of the broker (but only the broker) named in Item 11 of the Basic Lease Provisions to the extent that Landlord has agreed to do so pursuant to a written agreement with such broker.

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 INTEREST ON TENANT'S OBLIGATIONS. Any amount due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest at the lower of (i) eighteen percent (18%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 15.11 TIME. Time is of the essence in this Lease an in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

SECTION 15.12 DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.13 AUTHORITY OF TENANT. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Tenant, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Tenant, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the laws of a state other than Texas, is qualified under said Texas limited partnership act. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section
15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Tenant.

SECTION 15.14 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.15 RECORDING. This Lease shall not be recorded. However, Landlord shall have the right to record a short form or memorandum hereof, at Landlord's expense, at any time during the term hereof and, if requested, Tenant agrees (without charge to Landlord) to join in the execution thereof.

SECTION 15.16 NO REPRESENTATIONS. Landlord and Landlord's agents have made no warranties, representations or promises (express or implied) with respect to the Premises, the Building or any other part of the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property), except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

SECTION 15.17 PARKING. If the Property includes a Garage, there shall be an Exhibit F attached hereto, which shall set forth the agreements between Landlord and Tenant relating to parking. If there is no Garage included in the Property, then the remaining provisions of this Section shall be applicable with respect to parking. The parking areas shall be designated for automobile parking on a non-exclusive basis for all Property tenants (including Tenant) and their respective employees, customers, invitees and visitors. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord, with which Tenant agrees to conform. Tenant shall only permit parking by its employees, customers and agents of automobiles in appropriate designated parking areas.

TENANT COVENANTS THAT ALL TIMES DURING THE TERM OF THE LEASE THAT TENANT WILL NOT USE IN EXCESS OF 3.55 PARKING SPACES FOR EACH ONE THOUSAND (1,000) RENTABLE SQUARE FEET IN THE PREMISES FOR TENANT'S EMPLOYEES, INVITEES AND AGENTS.

SECTION 15.18 ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.19 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent land owner).

SECTION 15.20 RELOCATION.

SECTION 15.21 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.22 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease, as of the date first written in this Lease.



For purposes of Section 13.5(e)         LANDLORD
only, Landlord's attorney and
Tenant's attorney have executed         Blue Lake Partners, Ltd., a Texas limited partnership
this Lease:

                                        By: Granite Properties, Inc., a general partner
---------------------------------
                                        By: /s/ JAMES H. KIRCHHOFF
                                           ---------------------------------
                                        Name:  James H. Kirchhoff
                                             -------------------------------
Attorney for Landlord                   Title: Vice President
                                              ------------------------------

                                        TENANT

                                        McAfee Associates, Inc., a Delaware Corporation
                                        ---------------------------------------------------

/s/ KENT H. ROBERTS                     By:  /s/ PRABHAT K. GOYAL
---------------------------------          ---------------------------------
Attorney for Tenant                     Name: Prabhat K. Goyal
                                             -------------------------------
                                        Title:    CFO
                                              ------------------------------

                                   EXHIBIT A
                                  THE PREMISES

                                   [GRAPHIC]

                                   EXHIBIT A
                                  THE PREMISES

                                   [GRAPHIC]

                                  EXHIBIT "B"


BEING a tract of land, situated in the Noah Good Survey, Abstract No. 520 band being all of Lot 1, Block C of The Centre, an addition to the City of Farmers Branch, Texas, as recorded in Volume 79206, Page 0358 of the Deed Records for all of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a point in the West line of Greenview Boulevard (a 74' R.O.W.), said point being South 381.52 feet from the most Westerly corner clip of the South line of Alpha Road, (an 80' R.O.W.);

THENCE South along the said West line of Greenview Boulevard, a distance of
484.00 feet to a point for corner;

THENCE 45 00'00" W, a distance of 14.14 feet to a point in the North line of McEwen Road (a 60' R.O.W.);

THENCE West along the said north line of McEwen Road, a distance of 472.03 feet to the beginning of a curve to the left having a central angle of 53 07'00" and a radius of 202.50 feet;

THENCE along said curve in a Southwesterly direction, a distance of 181.73 feet to a point for corner in the said North line of McEwen Road;

THENCE North, a distance of 574.96 feet to a point for corner;

THENCE East a distance of 444.00 feet to the PLACE OF BEGINNING and containing 224,020 square feet or 5.1248 acres of land, more or less.

                                  EXHIBIT B-1

                           PROJECT LEGAL DESCRIPTION

                                   [GRAPHIC]

                                   THE CENTRE
                            Office Park Development
                             Farmers Branch, Texas

                                   EXHIBIT C

                           RENTABLE AREA CALCULATIONS

     The rentable area of The Premises is The Agreed Rentable Area of The Premises set forth in Item 2b of the Basic Lease Provisions. Rentable areas shown in The Basic Lease Provisions and The Riders which are a apart of This Lease are agreed to be as shown regardless of minor variations resulting from actual construction. All other rentable area calculations shall be calculated in accordance with The remaining provisions of This Exhibit C.


The term "Rentable Area" as used in the lease shall mean:

     (a) As to each floor in the Building in which the Premises are located and on where the entire space rentable to tenants is or will be leased to one tenant (hereinafter referred to as "Single Tenant Floor"), Rentable Area shall be: (i) the entire area bounded by the inside surface of the four exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) on such floor, including all areas used for elevator lobbies, corridors, special stairways, elevators, restrooms, mechanical rooms, electrical rooms and telephone closets without deduction for columns and other structural portions of the Building or vertical Penetrations that are included for the special use of Tenant but excluding the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents stacks and pipe shafts, plus (ii) a prorata portion of the area covered by the elevator lobbies, corridors, restrooms, mechanical rooms and telephone closets in the Building not located on the Single Tenant Floor but for such Tenant's use and/or benefit.

     (b) As to each floor of the Building in which the Premises are located and on which space is or will be leased to more than one tenant (hereinafter referred to as "Multi-Tenant Floor"), Rentable Area attributable to each such lease shall be the total of (i) Usable Area defined as the entire area included within the Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding such Premises, the exterior of all walls separating such Premises from any public corridors or other public areas on such floor and the centerline of all walls separating such Premises from other areas leased or to be leased to other tenants on such floor, and (ii) a prorata portion of the area covered by the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets in the building.

     (c) For purposes of establishing the Tenant's proportionate share based on the Percentage of Rentable Areas of the Premises to the Rentable Area of the Building, the Rentable Area of the Premises and Rentable Area of the Building are deemed to be as set forth in this provision.

                                   EXHIBIT D

                                  WORK LETTER
                       PLANS AGREED UPON/FINISH ALLOWANCE

Blue Lake Partners, Ltd., a Texas limited partnership ("Landlord"), and McAfee Associates, Inc., a Delaware Corporation ("Tenant") have entered into that certain Lease Agreement dated Nov. 14, 1996 (the "Lease") for the lease of certain space in the office building located at 4099 McEwen Road in Dallas, Texas (the "Building"). Pursuant to subsection 1.201 of the Supplemental Lease Provisions, Landlord and Tenant are entering into this Work Letter (this "Agreement"). Any capitalized term not defined herein shall have the meaning assigned to it in the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

1.   Plans.

1.1 Approved Plans. Landlord and Tenant have agreed that the Premises will be improved in accordance with the plans and specifications (or description thereof) approved and initialed by Landlord and Tenant (the "Construction Plans" and all improvements required thereby, "Tenant's Improvements"). Tenant represents to Landlord that Tenant has furnished to Landlord and the party preparing the Construction Plans all information necessary such that (following construction of Tenant's Improvements in accordance with the Construction Plans) Tenant, the Premises and Tenant's Improvements will be in compliance with the Disability Acts. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, liabilities and expenses (including, without limitation reasonable attorneys' fees and expenses) incurred by or asserted against Landlord by reason of or in connection with any violation of the Disability Acts by Tenant and/or Tenant's Improvements. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the negligence or gross negligence of Landlord or Landlord's employees, agents or contractors.

1.2 Changes to Approved Plans. If any re-drawing or re-drafting of either the Space Plan or the Construction Plans is necessitated by Tenant's requested changes (all of which shall be subject to Landlord's approval), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or redrafting will be charged to Tenant.

1.3 Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

2.   Construction and Cost of Tenant's Improvements.

2.1 Construction Obligation and Finish Allowance. Landlord agrees to construct, BASED UPON THE LOWEST OF FIVE (5) COMPETITIVE BIDS FOR SUCH WORK, Tenant's Improvements, at Tenant's cost and expense; provided, however, Landlord shall provide Tenant with an allowance up to $7.00 PER SQUARE FOOT OF THE AGREED RENTABLE AREA (the "Finish Allowance"), which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements (the "Contract Sum"), (ii) the fees of the preparer of the Construction Plans and (iii) payment of the Construction Management Fee (hereinafter defined). Upon completion of Tenant's Improvements and in consideration of Landlord administering the construction of Tenant's Improvements, Tenant agrees to pay Landlord a fee equal to five percent (5%) of the Contract Sum to construct Tenant's Improvements (the "Construction Management Fee") (the foregoing costs are collectively referred to as the "Permitted Costs").

2.2 Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs ("Excess Costs"), provided, however, Landlord will, prior to the commencement of construction of Tenant's Improvements, advise Tenant of the Excess Costs, if any, and the Contract Sum. Tenant shall have two (2) business days from and after the receipt of such advice within which to approve or disapprove the Contract Sum and Excess Costs. If Tenant fails to approve same by the expiration of the second such business day, then Tenant shall be deemed to have approved the Proposed Contract Sum and Excess Costs. If Tenant disapproves the Contract Sum and Excess Costs within such two (2) business day period, then Tenant shall either reduce the scope of Tenant's Improvements such that there shall be no Excess Costs or, at Tenant's option, Landlord shall obtain two (2) additional bids, provided that each day beyond such two (2) business day period and until the rebid is accepted by Tenant shall constitute a Tenant Delay hereunder. Subject to the last sentence of this subsection, the foregoing process shall continue until a Contract Sum and resulting Excess Costs if any, are accepted or deemed accepted by Tenant. Landlord and Tenant must approve (or be deemed to have approved the Contract Sum for the construction of Tenant's Improvements in writing prior to the commencement of construction. If Tenant fails to accept a Contract Sum by November 25, 1996, Landlord shall have the right to terminate this Lease.

2.3 Liens Arising from Excess Costs. Tenant agrees to keep the Premises free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate provided for in Section 15.10 of the Supplemental Lease Provisions from the date of payment by Landlord until the date paid by Tenant.

2.4 Construction Deposit. Tenant shall remit to Landlord an amount (the "Prepayment") equal to the projected Excess Costs, if any, within five (5) working days after commencement of construction by Landlord. On or prior to the Commencement Date, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Section 2.4 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

3. Delays. Delays in the completion of construction of Tenant's Improvements or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant, Tenant's Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant's Contractors shall constitute "Tenant Delays". In the event that Tenant's Improvements are not Substantially Complete by the Commencement Date referenced in Item 8 of the Basic Lease Provisions, then the Commencement Date referenced in Item 8 shall be amended to be the Adjusted Substantial Completion Date (hereinafter defined) and the Expiration Date referenced in Item 9 of the Basic Lease Provisions shall be adjusted forward by the same number of days as is the Commencement Date, so that the term of the Lease will be the term set forth in Item 7 of the Basic Lease Provisions. The Adjusted Substantial Completion Date shall be the date Tenant's Improvements are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delays, if any. The foregoing adjustments in the Commencement Date and the Expiration Date shall be Tenant's sole and exclusive remedy in the event Tenant's Improvements are not Substantially Complete by the initial Commencement Date set forth in Item 8 of the Basic Lease Provisions.

4. Substantial Completion and Punch List. The terms "Substantial Completion" and "Substantially Complete," as applicable, shall mean when Tenant's Improvements are completed in accordance with the Construction Plans subject only to monitor items ("Punch List Items") which may be completed in a manner so that Tenant can reasonably use the Premises for the Permitted Use (as described in Item 12 of the Basic Lease Provisions) without material interruption. When Landlord considers Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work repairs and minor completion items as are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon.

5. Tenant's Contractors. If Tenant should desire to enter the Premises or authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry if:

     (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld or delayed; and

     (b) Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, "Tenant's Contractors"), work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

     (c) Tenant (notwithstanding the first sentence of subsection 7.201 of the Supplemental Lease Provisions), Tenant's Contractors and other agents shall provide landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Commencement Date and not installed by Landlord or Landlord's contractors. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Landlord is not responsible for the function and maintenance of improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant's Contractors pursuant to this Section 5 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

6. Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:


LANDLORD'S REPRESENTATIVE:

     NAME           Dennis Kelly or Jim Barron
     ADDRESS        4099 McEwen, Suite 370
                    Dallas, Texas 75244
     PHONE          (972) 386-6810


TENANT'S REPRESENTATIVE:

     NAME           Bill Beecher                  Copies To:
     ADDRESS        5944 Luther Lane              Evan Collins
                    Dallas, Texas 75225           2710 Walsh Avenue
     PHONE          361-1014                      Santa Clara, CA
                                                  408-653-3140

                                                  Kent Roberts
                                                  500 Hampton Court
                                                  4311 Oak Lawn Avenue
                                                  Dallas, Texas 75219


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement simultaneously with the execution and delivery of the Lease.


                              LANDLORD

                              Blue Lake Partners, Ltd., a Texas limited partnership

                              By: Granite Properties, Inc., general partner

                              By: /s/ JAMES H. KIRCHHOFF
                                  -----------------------------------------

                              Name: James H. Kirchhoff
                                    ---------------------------------------

                              Title: Vice President
                                     --------------------------------------


                              TENANT

                              McAfee Associates, Inc., a Delaware Corporation

                              By: /s/ PRABHAT K. GOYAL
                                  -----------------------------------------

                              Name: Prabhat K. Goyal
                                    ---------------------------------------

                              Title: CFO
                                     --------------------------------------

                                   EXHIBIT E

                       ACCEPTANCE OF PREMISES MEMORANDUM

This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the "Lease") dated the ____ day of __________, 19__ between Blue Lake Partners, Ltd., a Texas limited partnership and McAfee Associates, Inc., a Delaware Corporation ("Tenant"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at 4099 McEwen Road in Dallas, Texas (the "Building"). Landlord and Tenant hereby agree that:

1. Except for the Punch List Items (as shown on the attached Punch List). Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

2. The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Building, the Premises and Tenant's Improvements are satisfactory in all respects, except for the Punch List Items and are suitable for the permitted Use.

3. The Commencement Date of the Lease is the ____ day of __________, 19__. If the date set forth in Item 8 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 8 of the Basic Lease Provisions is hereby amended to be the Commencement Date set forth in the preceding sentence.

4. The Expiration Date of the Lease is the ____ day of __________, 19__. If the date set forth in Item 9 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 9 of the Basic Lease Provisions is hereby amended to be the Expiration Date set forth in the preceding sentence.

5. Tenant acknowledges receipt of the current Rules and Regulations for the Building.

6. Tenant represents to Landlord that Tenant has obtained a Certificate of Occupancy covering the Premises.

7. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this ____ day of ____________, 19___.

                         LANDLORD

                         Blue Lake Partners, Ltd., a Texas limited partnership

                         By:  Granite Properties, Inc., general partner

                         By:
                            ----------------------------
                              James H. Kirchhoff
                            ----------------------------
                              Vice President
                            ----------------------------

                         TENANT

                          McAfee, Inc., a California Corporation
                         ------------------------------------------

                         By: /s/ PRABHAT K. GOYAL
                            ---------------------------------------
                         Name: Prabhat K. Goyal
                              -------------------------------------
                         Title:   CFO
                               ------------------------------------

                                  RIDER NO. 1
                         BUILDING RULES AND REGULATIONS

1.   The operating hours for the Building shall be as follows:

          (A) Mondays - Fridays (except State and Federal holidays) 7:00 A.M. - 7:00 P.M.

          (B)  Saturdays - 7:00 A.M. - 1:00 P.M.

          Landlord agrees to furnish to Tenant two (2) suite keys and two (2) after-hour building keys without charge. Additional keys will be furnished at a nominal charge.

2. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings equipment or any other physical portion of the Building.

3. No Tenant shall at any time occupy any part of the Building as sleeping or lodging quarters.

4. Tenant shall not place, install or operate on Premises or in any part of the Building any engine, stove or machinery or conduct mechanical operations or cook thereon or therein, or place or use in or about Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous material without prior written consent of Landlord.

5. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when area is locked against entry or not.

6. No birds, fowl, dogs, animals or pets of any kind shall be brought into or kept in or about the Premises.

7. Landlord will not permit entrance to Tenant's offices by use of pass key controlled by Landlord to any person at any time without permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord.

8. None of the entries, passages, doors, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, nor shall such areas be used at any time except for ingress or egress by Tenant, Tenant's agents, employees or invitees.

9. The water closets, restrooms and other water fixtures shall not be used for any purpose other than those for which they were constructed. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of noxious odors or mucous noises, or other unreasonable use.

11. Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

12. Tenant shall not store any materials, equipment, products, by-products, rubbish, refuse, etc., outside the Premises.

13.  Tenant shall comply with all local and federal codes and ordinances.

14. Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

15.  Corridor and passage doors, when not in use, shall be kept closed.

16. All deliveries of other than hand-carried items must be made via the service entrances and service elevators. Any deliveries of an abnormally large, bulky or voluminous nature, such as furniture, office machinery, file cabinets, etc., can only be made after obtaining approval from Landlord and at those times specified by Landlord, before 7:30 A.M. and after 5:30 P.M. on weekdays or on Saturday or Sunday. A certificate of insurance from the moving company showing that the movers have workman's compensation and have named the building owner as additionally insured must be delivered to the management office 24 hours prior to the delivery.

17. The common areas of the Building including lobbies, corridors, stairwells, and restrooms are currently designated as non-smoking.

18. The complex currently employs a 24-hour a day, seven day a week courtesy patrol and Landlord agrees to provide such service in such a manner as is customary in buildings of comparable size, quality and in the general vicinity of the complex.

                                  RIDER NO. 2

                                 RENEWAL OPTION

1. If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below), (i) Tenant is not in default under this Lease, (ii) Tenant then occupies and the Premises then consist of at least all the original Premises and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant, shall have and may exercise an option to renew this Lease for one (1) additional term of five (5) years (the "Renewal Term") upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal and (y) the rental for the Renewal Term shall be the "Renewal Rental Rate", but in no event will the Base Annual Rent be less than the Base Annual Rent for the last twelve (12) calendar months of the initial term of the Lease. The Renewal Rental Rate is hereby defined to mean the then prevailing rents (including, without limitation, those similar to the Basic Annual Rent and Additional Rent) payable by renewal tenants having a credit standing substantially similar to that of Tenant, for properties of equivalent quality, size, utility and location as the Premises, including any additions thereto, located within the area described below and leased for a renewal term approximately equal to the Renewal Term. The Renewal Rental Rate will take into consideration the tenant inducements offered in the renewal transactions considered by Landlord in determining the Renewal Rental Rate. THE TENANT'S OPERATING EXPENSE STOP AND TENANT'S REAL ESTATE TAXES STOP SHALL BE ADJUSTED TO BE THE ACTUAL SUCH EXPENSES FOR THE YEAR THE RENEWAL OCCURS.

2. If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least six (6) months but no more than twelve (12) months prior to the Expiration Date. Landlord shall, within the next sixty (60) days, notify Tenant in writing of Landlord's determination of the Renewal Rental Rate and Tenant shall, within the next twenty (20) days following receipt of Landlord's determination of the Renewal Rental Rate, notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant's acceptance of Landlord's determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this Rider. If (x) Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate or (y) Tenant does not notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate within such twenty (20) day period, this Lease shall end on the Expiration Date and Landlord shall have no further obligations or liability hereunder.

3. The area with respect to which the Renewal Rental Rate will be determined is North Dallas/LBJ Corridor.

                                  RIDER NO. 3

                        TENANT'S RIGHT OF FIRST REFUSAL

Prior to leasing any of the area described on Schedule A attached to this Rider ("Right of First Refusal Space"), Landlord shall deliver to Tenant a written statement ("Statement") which shall reflect Landlord's and the prospective tenant's agreement with respect to rent, term, finish allowances, tenant inducements and the description of the applicable Right of First Refusal Space. Tenant shall have five (5) business days after receipt of the Statement within which to notify Landlord in writing that it desires to lease the applicable Right of First Refusal Space upon the terms and conditions contained in the Statement. Failure by Tenant to notify Landlord within such five (5) business day period shall be deemed an election by Tenant not to lease the applicable Right of First Refusal Space at that time and Landlord shall have the right to lease such space to the proposed tenant upon the terms and conditions contained in the Statement. Should a lease not be consummated with the proposed tenants, the aforementioned rights will remain in full force and effect.

Notwithstanding the above, Tenant's right of opportunity on the First Right of Refusal Space will be subordinate to any and all existing renewal, expansion and refusal rights of existing tenants.

Furthermore, Landlord shall have the right to renew, expand, or extend the lease of any existing tenant in the Building without offering such premises to Tenant pursuant to this Rider No. 3.

Landlord agrees to use its best efforts to provide Tenant with as much notice as possible as it relates to non-renewing tenants.

                                  RIDER NO. 4

                       CAP ON CERTAIN OPERATING EXPENSES


For the purpose of determining Additional Rent, Permitted Capital Past Through Costs and Operating Expenses (exclusive of the Non-Capped Operating Expenses, as hereinafter defined) for any calendar year shall not be increased over the amount of Operating Expenses (exclusive of Non-Capped Operating Expenses) during the calendar year in which the term of this Lease commences by more than eight percent (8%) per year on a cumulative basis, compounded annually. It is understood and agreed that there shall be no cap on Non-Capped Operating Expenses, which are hereby defined to mean all Utility Expenses, Real Estate Taxes and Insurance Premiums.

                                  RIDER NO. 5

                                    SIGNAGE

At the point and time Tenant leases and occupies one third (1/3) of the building or more, Landlord will grant Tenant the right, at Tenant's sole cost and expense, to erect and install one (1) exterior Building type sign on the south elevation of the Building in a location to be approved by Landlord. Landlord reserves the right to approve style, type of construction, color, size and location of the sign. Landlord's approval, shall be submitted to Tenant in writing after receipt by Landlord of Tenant's request accompanied by drawings, schematics and site location for said signage together with any applicable plans and specifications for review. Installation shall be subject to: (i) Tenant's receipt of all necessary governmental permits and approvals, (ii) Landlord's written consent and (iii) supervision by Landlord of installation. Installation shall include restoration of the Building's grounds and common areas and all expenses associated with the same to be paid by Tenant.

Tenant agrees to remove any exterior building signage installed by Tenant at Tenant's sole cost and expense when the Premises are vacated or the Lease Term is terminated or otherwise cancelled and to restore the exterior of the Building and Building grounds and common areas to their original condition.

                                  RIDER NO. 6

                       GENERAL JANITORIAL SPECIFICATIONS

Janitorial services are to be performed nightly Monday through Friday or Sunday through Thursday, five (5) days per week. Services to be furnished shall include, but not be limited to: all office areas, including service areas, all restrooms (private and public), all stairways, all elevators and elevator lobbies, all entrance walkways (plaza), truck loading/receiving area, active storage/files areas and janitorial areas.

Areas not serviced are: Mechanical and electrical equipment rooms, mechanical and maintenance shops (maintenance offices should be cleaned), elevator pits, dead storage areas and garage areas. While areas listed in this paragraph are not included in regular services, they will be swept, mopped or cleaned on request and handled on a work order as special work.

I.   GENERAL CLEANING, FIVE DAYS PER WEEK:

     A. All carpeting will be vacuumed and spot cleaned. Chair mats should be lifted and areas underneath vacuumed monthly.

     B. Empty and clean all wastebaskets, sand urns and/or jardinieres, receptacles, ash trays, etc.; damp dust or wet wipe and polish as necessary. (Liners will be placed in receptacles and wastebaskets and replaced as needed.)

     C. Remove all trash and wastepaper to designated collection points. Bag trash and non-bag trash will be placed in designated area and either removed nightly or placed in trash compactor (to be designated by manager).

     D. All horizontal surfaces of desks, other furniture and file cabinets should be dusted with clean dry cloth as necessary. Personal items, papers, folders, etc. will not be moved in order to avoid misplacement or breakage. NOTE: Computer keyboards will not be dusted.

     E. All chairs will be dusted and replaced around desks and conference tables.

     F. Drinking fountains will be cleaned and disinfected, and all exposed metal shall be polished and kept free of foreign matter.

     G. All interior doors and partition panels will be cleaned to remove smudge marks and dust.

     H. All glass doors, windows around front and rear entrances and glass panels will be cleaned and polished.

     I. All tenant's entrance doors, frames, glass and adjacent metal will be cleaned and polished. Partition glass will be spot cleaned to remove smudges and fingerprints.

     J.   Vacuum entrance mats nightly.

     K.   All thresholds shall be cleaned and polished nightly.

     L. Wash and polish all restroom mirrors, powder shelves, bright work, dispensers, etc.

     M. Clean and sanitize all restroom fixtures. Toilet, wash basins, urinals, shower walls, and floors to be kept free of scale and mildew. Wash and sanitize top and underside of toilet seats and benches.

     N.   Refill soap, towel, and tissue containers, and holders.

     O.   Wipe down toilet partitions and counters and walls around wash basins.

     P.   Mop all restroom and shower room floors.

     Q.   Mop hard surfaced floors.

     R.   Mop outside main lobby entrances.

     S.   Sweep outside loading dock truck area.

     T.   Dust mop and sweep loading dock and service elevator area.

     U.   Wipe clean window sills.

     V.   Empty and sanitize all receptacles and sanitary disposals.

     W.   Clean building directory and remove fingerprints and smudges.

     X. All counter tops of wet bar areas will be wiped down nightly and sinks will be cleaned if free of dishes.

     Y.   Blackboards and chalk trays will be cleaned as requested.

     Z. Clean all lobby furniture, remove fingerprints and smudges from metal and glass trim on furniture.

     AA.  Sweep exterior porch access to buildings.

 II. GENERAL CLEANING - WEEKLY

     A.   Vacuum upholstery in executive areas.

     B.   Spray buff hard tile floors.

     C.   Machine scrub, wash, buff all resilient tile, and concrete floors.

     D. Wash down with disinfectant all ceramic tile walls, toilet partitions, ledges and sills in restrooms.

     E.   Wash all door glass and sidelights.

     F.   Paneled walls will be dusted with a clean dry cloth.

     G.   Loading dock will be hosed down and cleaned of all foreign matter.

     H.   Sweep and dust service elevator lobbies.

III. GENERAL CLEANING - MONTHLY

     A. Dust all cabinets, files, chairs, chair rails, paneling, sills, trim and baseboards.

     B.   Dust pictures, frames and picture glass.

     C.   Dust exterior of lighting fixtures and air conditioning grills.

     D.   Venetian blinds are to be dusted or vacuumed.

     E.   Remove high cobwebs from all entry areas.

  V. GENERAL CLEANING - QUARTERLY.

     A. Dust and spot clean where necessary all vertical surfaces such as walls, partitions, ventilating louvers, and other surfaces not reached in nightly or monthly cleaning.

     B. High dust (ladder required) all shelves, cabinets and other objects in tenant offices.

     C.   Vacuum upholstery and draperies.

     D.   Wash desk floor mats if necessary.

     ELEVATOR CLEANING

     A. Elevator carpet will be vacuumed daily, spot cleaned as required, and shampooed monthly.

     B. Exterior doors and trim will be dusted and fingerprint and smudges removed daily.

     C.   Thresholds will be cleaned and polished as needed.

     D. Fingerprints and smudges will be removed daily from the interior metal doors and panels.

     E.   Ceiling will be dusted monthly.

     F.   Elevator thresholds will be brushed clean and polished daily.

     G. Service elevator will be cleaned daily, after cleaning personnel have completed their work.

 VI. FLOOR CLEANING

     A.   Hard Surface (granite included)

          1. Common areas: Sweep, wet mop nightly and spray buff nightly, scrub and refinish monthly and strip and refinish semi-annually.

          2. Tenant areas: Dust mop and mop nightly, spray buff weekly, scrub and refinish monthly, strip and refinish quarterly.

          3. Restroom floors: Strip and reseal monthly, keep grout clean at all times.

          4.   Scrub and polish door thresholds daily.

     B.   Concrete Floors

          1.   Dust mop nightly, damp mop weekly and scrub and seal quarterly.

          2. Police building stairwells nightly, wet mop quarterly, scrub and seal annually.

     C.   Wood Floors

          1.   Dust mop daily.

          2.   Spot damp mop for spillage daily.

          3.   Wax and buff floors according to installers instruction.

     D.   Carpet Floors

          1.   Thorough nightly vacuuming.

          2.   Spot removal as required.

          3. Common area carpet on multi-tenant floors will be shampooed quarterly.

     E.   Granite Floors

          1.   Wet mopped and buffed nightly.

          2.   Wash and scrub weekly.

          3.   Grout will be kept clean and free of spotting at all times.

     F.   Outside Sidewalks

          1.   Police and sweep as required.

          2.   Sweep and hose down monthly, per managers instructions.

VII. WINDOW CLEANING

          A. The exterior surfaces of the building windows will be cleaned twice per year.

III. SPECIAL RULES AND REGULATIONS

          A. No computer should ever be unplugged. If lamps, etc. are unplugged so outlet may be used for vacuuming, all unplugged items should be re-plugged and left as originally found.

          B. Vending machines, refrigerators, microwave ovens, etc. in tenant spaces are not to be used by the cleaning crew. No eating is allowed in tenant space or common areas.

          C. Telephones may not be used by cleaning crew, except by cleaning supervisor, who may use management office or security desk telephones for business or emergency calls only.

          D. No radios or other personal property of tenants may be used by cleaning crew.

          E. Cleaning crew will work behind closed doors when possible. All exterior suite doors will be closed and locked while cleaning is being performed.

          F. Cleaning crew shall perform all work Monday through Friday or Sunday through Thursday commencing at 6:00 p.m. and completing no later than 7:00 am.

          G. Cleaning crew shall observe the same holidays observed by the building. Cleaning crew will work on holidays that the building is open for normal business.

          H. Unless the Tenant is in the office, cleaning personnel will turn off all lights and lock all lockable tenant and common area doors when cleaning is complete.

     IX.  ADDITIONAL REQUIREMENTS

          A. Specification Intent: The outlined specifications for cleaning and related frequencies contained in this Exhibit are intended as a frame work for a janitorial contractor to provide the cleaning standards normally provided in a Building located in The Centre; and are not intended to be all inclusive. the contractor is expected to provide the manpower, supervision and equipment to produce these cleaning standards.

                                  RIDER NO. 7

                                 RIGHT TO AUDIT


If a statement reflecting annual Operating Expenses is delivered to Tenant pursuant to subsection 2.202 of the Supplemental Lease Provisions, Tenant shall have the right to perform an annual audit at Tenant's expense on Landlord's books and records to the extent necessary to verify Landlord's calculation of actual Additional Rent for the prior calendar year, provided that such audit shall be conducted by a certified Public accountant and further provided that the auditor's report reflecting the results of such audit shall be promptly delivered to Landlord. Any such audit shall be conducted, if at all, (i) within ninety (90) days after the receipt of the annual statement of actual Additional Rent from Landlord, (ii) during Landlord's normal business hours, (iii) at the place where Landlord maintains its records (or such other place as Landlord shall deliver the appropriate records) and (iv) only after Landlord has received ten (10) days prior written notice. IF THE AUDIT REPORT REFLECTS AN OVERCHARGE IN ADDITIONAL RENT OF MORE THAN FIVE PERCENT (5%), THEN LANDLORD SHALL REIMBURSE TENANT FOR REASONABLE COSTS INCURRED BY TENANT FOR SUCH AUDIT. If the audit report reflects that estimated Additional Rent was overcharged or undercharged in the audited calendar year and provided Landlord agrees with such audit, Tenant shall within twenty (20) days after receipt of such report pay to Landlord the amount of any underpayment or, if applicable, Landlord shall allow Tenant a credit against the next accruing installment of Additional Rent in the amount of any overpayment

                                   RIDER H-1

                         (HAZARDOUS MATERIALS SURVEYS)
                          NO KNOWN HAZARDOUS MATERIALS


Landlord has heretofore engaged one or more independent contractors to perform limited surveys at the Property to determine if hazardous materials exist on or at the Property (whether one or more, the "Survey"). The scope of visual inspection, testing and sampling performed in connection with the Survey is set forth in the written report (whether one or more, the "Written Report") submitted to Landlord by independent contractor(s) performing the Survey. However, the Tenant is advised that neither extensive testing nor sampling of any portion of the Property was performed in connection with the Survey of the Property. A copy of each Written Report is on file in the Property Manager's office and Tenant shall have the right to inspect each such report. Except as expressly stated in the next following sentence, Landlord makes no representations or warranties whatsoever (express or implied) to Tenant regarding (x) the Survey (including, without limitation, the contents, accuracy and/or scope thereof) or the Written Report or (y) the presence or absence of hazardous or toxic materials or wastes in, at, or under the Premises or the Property. Landlord is not aware of (i) any written reports or surveys concerning the Building other than the Written Report and the Survey on file with the Property Manager and (ii) any fact that makes the Written Report or Survey inaccurate in any material respect. Tenant (a) shall not rely on and has not relied on the Survey or the Written Report, the same having been provided for informational purposes only and (b) acknowledges that Tenant has taken such actions as Tenant deems appropriate to fairly evaluate the Premises and has otherwise satisfied itself that the Premises are acceptable and suitable from an environmental perspective WITHOUT LIMITING LANDLORD'S OBLIGATIONS UNDER THE LEASE. Tenant shall furnish Landlord with a complete and legible copy of any study, report, test, survey or investigation performed by or on behalf of Tenant at any time involving the Premises and shall fully restore all areas and improvements where samples were taken or work was performed and repair all damage resulting from any of the same and shall indemnify and hold Landlord harmless from any against all claims, actions, liabilities, damages, losses, injuries or deaths in connection with or arising out of or from any inspection, testing, sampling or similar or dissimilar activity conducted by or on behalf of Tenant at or in the Premises or the Property for hazardous or toxic materials or wastes.

                                   RIDER H-2

                 TENANT'S STUDY, TESTING AND INSPECTION RIGHTS

Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as Tenant deems necessary or appropriate, subject to the condition that all such studies and investigations shall be completed prior to the commencement of any tenant finish work to be performed by Landlord. Tenant shall restore the Premises and hold Landlord harmless from and indemnify Landlord against all loss, damages and claims resulting from or relating to Tenant's studies, tests and investigations. If such study, test, investigation or survey evidences hazardous or toxic materials which effect the Premises, Tenant shall have the right to terminate this Lease provided such right shall be exercised, if at all, prior to the commencement of any tenant finish work to be performed by Landlord and within five (5) days after Tenant receives the evidence of hazardous or toxic materials. If Tenant does not exercise such right prior to commencement of any such tenant finish work and within such five (5) day period, Tenant's right to terminate this Lease shall be null and void and of no further force or effect.